Exhibit 10.1

FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is entered into on the Effective Date stated below, by and between SOCIETAL CDMO GAINESVILLE, LLC, a Massachusetts limited liability company (“Seller”), and WEEKLEY HOMES, LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

A. Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated August 11, 2022, as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated November 22, 2022, that certain Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated January 23, 2023, that certain Third Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated April 21, 2023, and that certain Fourth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated October 3, 2023 (collectively, the “Agreement”), for certain property located in Hall County, Georgia, as more particularly described in the Agreement.

B. Seller and Buyer desire to amend the Agreement as set forth below.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged. Seller and Buyer agree as follows:

1.
Incorporation of Recitals. The recitals set forth above are incorporated herein and made a part of this Amendment to the same extent as if set forth herein in full.
2.
Defined Terms. Capitalized terms used but not defined in this Amendment will have the meanings given to them in the Agreement.
3.
Purchase Price. The first clause of Section 2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The purchase price (“Purchase Price”) for the Property will be Eight Million Sixty-Seven Thousand Five Hundred and 00/100 Dollars ($8,067,500.00). Buyer agrees to pay the Purchase Price as follows:”

4.
Additional Earnest Money Deposit. In consideration of Seller’s execution of this Amendment, Buyer shall deposit Fifty Thousand and 00/100 Dollars ($50,000.00) with the Title Company within one (1) business day after execution of this Amendment, which shall be considered part of the Deposit and shall be nonrefundable to Buyer, except as the Deposit is refundable as expressly provided in the Agreement and shall be applicable to the Purchase Price at Closing.

5.
Compliance with Certain Conditions. Buyer hereby agrees that it will comply with each of the conditions, numbered 1 through 12, set forth under the heading “Conditions” of the Gainesville Planning and Appeals Board Staff Recommendation dated November 14, 2023, and also shown in Exhibit “A” attached hereto and incorporated herein.
6.
Ratification of Agreement; Conflict. The Agreement, as amended by this Amendment, is hereby ratified and affirmed by Seller and Buyer and will continue in full force and effect. If any conflict arises between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment will control.
7.
Governing Law. This Amendment will be construed and enforced in accordance with the laws of the State of Georgia.
8.
Binding Effect; Entire Agreement. This Amendment: (a) is binding upon and inures to the benefit of the parties and their respective successors and assigns; (b) may be modified or amended only in writing signed by each party; (c) may be executed by electronic signatures, including DocuSign, and in several counterparts, and by the parties on separate counterparts, and each counterpart, when so executed and delivered, will constitute an original agreement, and all such separate counterparts will constitute one and the same agreement; and (d) embodies the entire agreement and understanding between the parties with respect to the subject matter of this Amendment and supersedes all prior agreements relating to such subject matter.

[Signatures commence on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the dale of latest date set forth beside Buyer’s or Seller’s signature below (the “Effective Date”).

“SELLER”:

SOCIETAL CDMO GAINESVILLE, LLC,
a Massachusetts limited liability company

By: /s/ Ryan D. Lake

Name: Ryan D. Lake

Title: CFO

Date: 11-27-2023

“BUYER”:

WEEKLEY HOMES, LLC,
a Delaware limited liability company

By: /s/ John Burchfield

Name: John Burchfield

Title: General Counsel

Date: 11-22-2023

Exhibit “A”

Conditions

1. The development standards within the applicant’s narrative, concept plans, zoning booklet and architectural renderings shall be made part of the zoning ordinance, and shall be subject to the Community Development Director approval. Any zoning conditions adopted as part of this zoning ordinance that conflict with these documents shall take precedence over the applicant’s development standards.

2. The proposal shall not exceed 333 age-restricted units (2.75 du/ac). The unit mix shall allow for no more than 100 condominium units and 40 paired villas. The number of detached residential homes shall not be limited so as the total number of all residential units combined do not exceed 333 age-restricted units.

3. The development shall comply with applicable U.S. Department of Housing and Urban Development (HUD) rules for age-restricted communities. The organization established for the management of the development shall comply with HUD rules for verification of occupancy and shall maintain procedures for routinely determining the occupancy of each unit. Such procedures may be part of a normal leasing or purchasing agreement and must provide for regular updates as required by HUD.

4. A mandatory Homeowners Association (HOA) or multiple associations shall be required for the proposed development providing for the financial management, architectural controls, enforcement of community standards and management of all common areas. Any modifications or new construction within the community must be approved by the Architectural Review Board. The Board will be established and operated by the developer until such time the powers are transferred to the HOA(s). A covenant shall be required to be recorded for the proposed development stating that no more than 20% of the total residential units may be rented between all condominiums, detached and attached residential products.

5. The condominium buildings shall not exceed 3 stories in height as measured from the lowest elevation.

6. The proposed 50-foot wide perimeter buffer adjacent to the Waters Edge subdivision shall be remain undisturbed. A mixture of evergreen Cryptomeria, Arborvitae and Eastern Red Cedar trees shall be planted along the western edge of the perimeter buffer adjacent to the proposed single-family detached lots. The minimum height of the trees shall be 10 feet. Tire location, spacing, size and type of trees planted shall be subject to the approval of the Community and Economic Development Department Director.

7. The right-of-way fronting McEver Road shall be landscaped and maintained subject to the approval of the Community & Economic Development Director.

8. All access point design for the subject property shall require review and approval by the Gainesville Public Works Department Director and the Georgia Department of Transportation (GDOT). All required access/traffic/sidewalk improvements associated with the proposed development or any additional improvements identified within the Traffic Impact Study shall be at the full expense of the developer/property owner.

9. All proposed roads shall meet City standards. Sidewalks shall be provided on both sides of all roads and drive aisles/parking areas at a minimum width of 5-feet. The sidewalks shall extend and connect to the existing sidewalk network on McEver Road.

10. All service areas, loading areas, ground or roof top HVAC equipment shall be screened from view from all adjacent uses, roads and Lake Lanier.

11. Outdoor lighting used in this development shall be of non-spill design and placed in a manner so as to minimize direct visibility by the adjacent properties.

12. A uniform sign plan shall be required for the proposed development subject to the approval of the Community and Economic Development Department Director.